EXHIBIT 10.2
                                                                    ------------

                                                                  EXECUTION COPY

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                    -----------------------------------------

         This Amended and Restated Employment Agreement (the "Agreement") is entered into effective on November 24, 2008 (the "Effective Date") by and between EDWARD J. PUISIS (the "Executive") and DAYTON SUPERIOR CORPORATION, a Delaware corporation, and any of its subsidiaries and affiliates as may employ Executive from time to time (collectively, and together with any successor thereto, the "Company").

                                    RECITALS

         A. The predecessor of the Company and the Executive entered into an Employment Agreement dated as of July 29, 2003 (the "Prior Agreement") under which the Executive was employed to perform services for the Company.

         B. The Company and the Executive now desire to amend and restate the Prior Agreement in certain respects.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below the parties hereto agree as follows:

1.       Certain Definitions
         -------------------

         "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person where "control" shall have the meaning given such term under Rule 405 of the Securities Act.

         "Agreement" shall have the meaning set forth in the preamble hereto.

         "Annual Base Salary" shall have the meaning set forth in Section 3(a).

         "Annual Bonus Plan" shall mean the Company's annual bonus plan as maintained by the Company and administered by the Compensation Committee.

         "Board" shall mean the Board of Directors of the Company.

         "Cause." The Company shall have "Cause" to terminate the Executive's employment hereunder upon:

                  (a) the Executive's willful failure to substantially perform the duties set forth in this Agreement (other than any such failure resulting from the Executive's Disability) which is not remedied within 30 days after receipt of written notice from the Company specifying such failure;

                  (b) the Executive's willful failure to carry out, or comply with, in any material respect any lawful and reasonable directive of the Board not inconsistent with the terms of this Agreement, which is not remedied within 30 days after receipt of written notice from the Company specifying such failure;


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                  (c)      the Executive's commission at any time of any act or
                           omission that results in, or that may reasonably be expected to result in, a conviction, plea of no contest or imposition of unadjudicated probation for any felony or crime involving moral turpitude;

                  (d) the Executive's unlawful use (including being under the influence) or possession of illegal drugs on the Company's premises or while performing the Executive's duties and responsibilities under this Agreement; or

                  (e) the Executive's commission at any time of any act of fraud, embezzlement, misappropriation, material misconduct, or breach of fiduciary duty against the Company (or any predecessor thereto or successor thereof).

         "Change of Control" shall mean a change in ownership or control of the Company effected through a transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission( whereby an "person" or related group of "persons" (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act)(other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries, a Principal Stockholder or a "person" that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company or a Principal Stockholder) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company's securities outstanding immediately after such acquisition.

         "Common Stock" shall mean the common stock, $.01 par value per share, of the Company.

         "Company" shall have the meaning set forth in the preamble hereto.

         "Compensation Committee" means the Compensation Committee of the Board.

         "Date of Termination" shall mean (i) if the Executive's employment is terminated by his death, the date of his death; (ii) if the Executive's employment is terminated pursuant to Section 4(a)(ii) -- (iv) either the date indicated in the Notice of Termination or the date specified by the Company pursuant to Section 4(b), whichever is earlier; (iii) if the Executive's employment is terminated pursuant to Section 4(a)(v) or Section 4(a)(vi), the expiration of the then-applicable Term. The Company and the Executive shall take all steps necessary (including with regard to any post-termination services by the Executive) to ensure that any termination constitutes a "separation from service" within the meaning of Section 409A, and notwithstanding anything contained herein to the contrary, the date on which such separation takes place shall be the "Date of Termination."


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         "Disability" shall mean the absence of the Executive from the
Executive's duties with the Company on a full-time basis for a total of three months during any six-month period as a result of incapacity due to mental or physical illness.

         "Effective Date" shall have the meaning set forth in the preamble hereto.

         "Executive" shall have the meaning set forth in the preamble hereto.

         "Extension Term" shall have the meaning set forth in Section 2(b).

         "Initial Term" shall have the meaning set forth in Section 2(b).

         "Notice of Termination" shall have the meaning set forth in Section
4(b).

         "Permitted Assignee" shall mean: (i) the Odyssey Investment Partners Fund, LP and Odyssey Coinvestors, LLC (together the "Odyssey Stockholders"),
(ii) any general or limited partner or member of any Odyssey Stockholder (an "Odyssey Partner"), (iii) any corporation, partnership, limited liability company or other entity that is an Affiliate of any Odyssey Stockholder or of any Odyssey Partner (collectively, the "Odyssey Affiliates"), (iv) any managing director, member, general partner, director, limited partner, officer or employee of (a) any Odyssey Stockholder, (b) any Odyssey Partner or (c) any Odyssey Affiliate, or the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any of the foregoing Persons referred to in this clause (iv) (collectively, the "Odyssey Associates"), (v) any trust, the beneficiaries of which, or corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which, include only Odyssey Stockholders, Odyssey Partners, Odyssey Affiliates, Odyssey Associates, their spouses or their lineal descendants, and (v) a voting trustee for one or more Odyssey Stockholders, Odyssey Affiliates, Odyssey Partners or Odyssey Associates.

         "Person" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

         "Principal Stockholder" shall mean Odyssey Investment Partners Fund, LP and any of its Permitted Assignees.

         "Section 409A" shall mean Section 409A of the Internal Revenue Code of 1986, as amended.

         "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

         "Term" shall have the meaning set forth in Section 2(b).


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2.       Employment
         ----------

         (a) The Company shall continue to employ the Executive, and the Executive shall continue to be employed by the Company, for the period set forth in Section 2(b), in the position set forth in Section 2(c), and upon the other terms and conditions herein provided.

         (b) The initial term of the Executive's employment under this Agreement (the "Initial Term") commenced on the effective date of the Prior Agreement and shall continue until December 31, 2010. The employment term hereunder shall automatically be extended for successive periods of one calendar year each (each, an "Extension Term" and, collectively with the Initial Term, "Term") unless either party gives notice of non-extension to the other no later than 90 days prior to the expiration of the Initial Term or the then-applicable Extension Term.

         (c) Position and Duties. The Executive shall serve as Executive Vice President and Chief Financial Officer of the Company with such customary responsibilities, duties and authority as may from time to time be assigned to the Executive by the Chief Executive Officer of the Company. Such duties, responsibilities and authority may include services for one or more subsidiaries or affiliates of the Company. The Executive shall report to the Chief Executive Officer. The Executive shall devote substantially all his working time and efforts to the business and affairs of the Company; provided, that it shall not be considered a violation of the foregoing for the Executive to (i) with the prior consent of the Board (which consent shall not unreasonably be withheld), serve on corporate, industry, civic or charitable boards or committees and (ii) manage his personal investments, so long as none of such activities significantly interferes with the Executive's duties hereunder. The Executive agrees to observe and comply with the Company's rules and policies as adopted by the Company from time to time. The Executive's principal place of employment shall be the Company's offices in Dayton, Ohio.

3.       Compensation and Related Matters
         --------------------------------

         (a) Annual Base Salary. During the Term, the Executive shall receive a base salary at a rate of $345,000 per annum, which shall be paid in accordance with the customary payroll practices of the Company, subject to increase as determined by the Compensation Committee (the "Annual Base Salary").

         (b) Annual Bonus. With respect to each of the Company's fiscal years that end during the Term, the Executive shall be eligible to receive an annual performance-based bonus in accordance with terms of the Annual Bonus Plan. The Executive's annual target-level bonus under the Annual Bonus Plan shall be equal to 75% of his Annual Base Salary.

         (c) Benefits. During the Term, the Executive shall be entitled to participate in employee benefit plans, programs and arrangements of the Company now (or, to the extent determined by the Board or the Compensation Committee, hereafter) in effect which are applicable to the executives of the Company in accordance with their terms.


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         (d)      Vacation. During the Term, the Executive shall be entitled to twenty (20) vacation days annually, and to compensation in respect of earned but unused vacation days in accordance with the Company's vacation policy as in effect as of the Effective Date. The Executive shall also be entitled to paid holidays in accordance with the Company's practices with respect to same as in effect as of the Effective Date.

         (e) Expenses. During the Term, the Company shall reimburse the Executive for all reasonable travel and other business expenses incurred by him in the performance of his duties to the Company in accordance with the Company's expense reimbursement policy. To the extent required to comply with
                  Section 409A, any reimbursement of eligible expenses that are taxable to the Executive shall be paid to the Executive within 30 days following the Executive's written request for reimbursement; provided that the Executive provides written request no later than 45 days prior to the last day of the calendar year following the calendar year in which the expense was incurred. The amount of expenses eligible for reimbursement during any calendar year shall not affect the amount of expenses eligible for reimbursement during any other calendar year, and the right to reimbursement shall not be subject to liquidation or exchange for another benefit.

         (f) Stock Option. Concurrently with the execution of this Agreement, the Company is granting to the Executive a stock option to purchase 190,000 shares of Common Stock of the Company.

4.       Termination
         -----------

         The Executive's employment hereunder may be terminated by the Company or the Executive, as applicable, without any breach of this Agreement only under the following circumstances:

         (a)      Circumstances.

                  (i) Death. The Executive's employment hereunder shall terminate upon his death.

                  (ii) Disability. If the Executive has incurred a Disability, the Company may give the Executive written notice of its intention to terminate the Executive's employment, provided, however, that such notice shall not be effective prior to the earlier to occur of (A) the first anniversary of the date the Executive incurred the Disability or (B) the expiration of short-term disability benefits pursuant to any applicable Company benefit plan. In that event, the Executive's employment with the Company shall terminate effective on the later to occur of
                           (X) the 30th day after the receipt of such notice by the Executive or (Y) the earlier to occur of the events described in subparagraphs (A) or (B) of this
                           Section 4(a)(ii), provided that prior to the effective date of such termination, the Executive shall not have returned to full-time performance of his duties.


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                  (iii)    Termination for Cause. The Company may terminate the
                           Executive's employment for Cause.

                  (iv) Termination without Cause. The Company may terminate the Executive's employment without Cause.

                  (v) Non-extension of Term by the Company. The Company may give notice of non-extension to the Executive pursuant to Section 2(b).

                  (vi) Non-extension of Term by the Executive. The Executive may give notice of non-extension to the Company pursuant to Section 2(b).

         (b) Notice of Termination. Any termination of the Executive's employment by the Company or by the Executive under this
                  Section 4 (other than termination pursuant to paragraph
                  (a)(i)) shall be communicated by a written notice to the other party hereto indicating the specific termination provision in this Agreement relied upon, setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and specifying a Date of Termination which, if submitted by the Executive, shall be at least 30 days following the date of such notice (a "Notice of Termination") provided, however, that the Company may, in its sole discretion, change the Date of Termination to any date following the Company's receipt of the Notice of Termination. A Notice of Termination submitted by the Company may provide for a Date of Termination on the date the Executive receives the Notice of Termination, or any date thereafter elected by the Company in its sole discretion. The failure by the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause shall not waive any right of the Company hereunder or preclude the Company from asserting such fact or circumstance in enforcing the Company's rights hereunder.

         (c) Company Obligations upon Termination. Upon termination of the Executive's employment, the Executive (or the Executive's estate) shall be entitled to receive (i) except in the event of the Executive's Disability, any amount of the Executive's Annual Base Salary through the Date of Termination not theretofore paid, (ii) any expenses owed to the Executive under Section 3(e), (iii) any accrued vacation pay owed to the Executive pursuant to Section 3(d), and (iv) any amount arising from the Executive's participation in, or benefits under any employee benefit plans, programs or arrangements under Section 3(c). The amounts described in clauses (i), (ii) and (iii) above shall be paid to the Executive within 30 days after the Date of Termination. The amounts described in clause
                  (iv) shall be payable in accordance with the terms and subject to the conditions of the employee benefit plans, programs or arrangements under Section 3(c) including, if applicable, any death benefits. In the event of the Executive's Disability, in lieu of Annual Base Salary during such period of Disability, Executive shall be entitled to receive any applicable short-term disability benefits pursuant to any applicable Company benefit plan.


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5.       Severance Payments
         ------------------

         (a) Termination due to Death or Disability. If the Executive's employment shall terminate pursuant to Section 4(a)(i) due to the Executive's death, or pursuant to Section 4(a)(ii) due to Executive's Disability, then the Company shall pay to the Executive (or Executive's estate) a prorated amount of the Executive's Annual Bonus based on the Company's year-to-date performance through the Date of Termination in relation to the performance targets set forth in the Annual Bonus Plan (such amount to be determined in good faith by the Compensation Committee and payable at such time as the Executive's Annual Bonus would otherwise have been payable pursuant to the Annual Bonus Plan).

         (b) Termination without Cause or non-extension of the Term by the Company. If the Executive's employment shall terminate without Cause pursuant to Section 4(a)(iv) or pursuant to non-extension of the Term by the Company pursuant to Section 4(a)(v), the Company shall, subject to the Executive's execution of a general waiver and release of claims agreement in the Company's customary form ("Release"), and the Release becoming effective and irrevocable in accordance with its terms, within 52 days after the Date of Termination:

                  (i) Pay to Executive an amount equal to (i) his Annual Base Salary, if termination occurs before a Change of Control, payable in equal installments in accordance with the Company's regular payroll practices during the period commencing on the first payroll period immediately following the date that the Release becomes effective and irrevocable and ending on the 12 month anniversary of that first payroll period; or
                           (ii) 2.0 times his Annual Base Salary, if termination occurs on or after a Change of Control, payable in equal installments in accordance with the Company's regular payroll practices during the period commencing on the first payroll period immediately following the date that the Release becomes effective and irrevocable and ending on the second anniversary of that first payroll period. It is expressly understood that the Company's payment obligations under this Section 5(b)(i) shall cease in the event the Executive violates any covenant contained in
                           Section 6 or 7.

                  (ii) Pay to the Executive a prorated amount of the Executive's Annual Bonus based on the Company's year-to-date performance through the Date of Termination in relation to the performance targets set forth in the Annual Bonus Plan (such amount to be determined in good faith by the Compensation Committee and payable within 90 days after the date the Release becomes effective and irrevocable, but in no event later than two and one half months following the end of the fiscal year in which the Date of Termination occurs).

                  (iii) Continue for twelve months after the Date of Termination coverage under the medical and dental plans and programs in which the Executive was entitled to participate immediately prior to the Date of Termination. To the extent required to comply with
                           Section 409A, the continued medical and dental benefits shall be subject to the following requirements: (x) any reimbursement of eligible expenses shall be paid within 30 days following the Executive's written request for reimbursement; provided that the Executive provides written request no later than 45 days prior to the last day of the calendar year following the calendar year in which the expense was incurred; (y) the amount of expenses eligible for reimbursement, or benefits provided, during any calendar year shall not affect the amount of expenses eligible for reimbursement, or benefits to be provided, during any other calendar year; and
                           (z) the right to reimbursement or benefits shall not be subject to liquidation or exchange for another benefit.


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         (c)      Survival. The expiration or termination of the Term shall not impair the rights or obligations of any party hereto, which shall have accrued prior to such expiration or termination.

6.       Non-Competition; Non-Solicitation
         ---------------------------------

         (a) The Executive shall not, at any time during the Term or during the twelve-month (or, if longer, the period during which payments are made by the Company pursuant to Section 5(b)(i)) period following the Date of Termination (the "Restricted Period") engage in any Prohibited Competition. For purposes of this Agreement, the Executive shall be considered to engage in prohibited competition ("Prohibited Competition") if the Executive shall: directly or indirectly, engage in or own, manage, join, operate or control, or participate in the ownership, management, operation or control of, or be connected as a director, officer, employee, partner, consultant or otherwise with, or permit his name to be used by or in connection with, any business or organization which produces, designs, conducts research on, provides, sells, leases, distributes or markets accessories, chemicals, forming and related products used in concrete and masonry construction (the "Business") which, directly or indirectly, competes with the Business conducted by Company and its subsidiaries in North America, South America and Europe, it being understood that the foregoing shall not limit the Executive from making passive investments of less than 5% of the outstanding equity securities in any entity listed for trading on a national stock exchange or quoted on any recognized automatic quotation system.

         (b) During the Restricted Period, the Executive will not, and will not permit any of his affiliates to, directly or indirectly, recruit or otherwise solicit or induce any employee, customer, subscriber or supplier of the Company to terminate its employment or arrangement with the Company, otherwise change its relationship with the Company, or establish any relationship with the Executive or any of his affiliates for any business purpose deemed competitive with the business of the Company.

         (c) In the event the terms of this Section 6 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it will be interpreted to extend only over the maximum period of time for which it may be enforceable, over the maximum geographical area as to which it may be enforceable, or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.


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

         (d) As used in this Section 6, the term "Company" shall include the Company, its parent, related entities, and any of its direct or indirect subsidiaries.

         (e) The provisions contained in Section 6(a) and Section 6(b) may be altered and/or waived with the prior written consent of the Board or the Compensation Committee.

7.       Nondisclosure of Proprietary Information; Non-Disparagement
         -----------------------------------------------------------

         (a) Except as required in the faithful performance of the Executive's duties hereunder or pursuant to Section 7(c), the Executive shall, during the Term and after the Date of Termination, maintain in confidence and shall not directly or indirectly, use, disseminate, disclose or publish, or use for his benefit or the benefit of any person, firm, corporation or other entity any confidential or proprietary information or trade secrets of or relating to the Company, including, without limitation, information with respect to the Company's operations, processes, protocols, products, inventions, business practices, finances, principals, vendors, suppliers, customers, potential customers, marketing methods, costs, prices, contractual relationships, regulatory status, compensation paid to employees or other terms of employment ("Proprietary Information"), or deliver to any person, firm, corporation or other entity any document, record, notebook, computer program or similar repository of or containing any such Proprietary Information. The Executive's obligation to maintain and not use, disseminate, disclose or publish, or use for his benefit or the benefit of any person, firm, corporation or other entity any Proprietary Information after the Date of Termination will continue so long as such Proprietary Information is not, or has not by legitimate means become, generally known and in the public domain (other than by means of the Executive's direct or indirect disclosure of such Proprietary Information) and is continued to be maintained as Proprietary Information by the Company. The parties hereby stipulate and agree that as between them, the Proprietary Information identified herein is important, material and affects the successful conduct of the businesses of the Company (and any successor or assignee of the Company).

         (b) Upon termination of the Executive's employment with the Company for any reason, the Executive will promptly deliver to the Company all correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning the Company's customers, business plans, marketing strategies, products or processes.

         (c) The Executive may respond to a lawful and valid subpoena or other legal process but shall give the Company the earliest possible notice thereof', shall, as much in advance of the return date as possible, make available to the Company and its counsel the documents and other information sought and shall assist such counsel in resisting or otherwise responding to such process.


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         (d)      The Executive agrees not to disparage the Company, any of its products or practices, or any of its directors, officers, agents, representatives, stockholders or affiliates, either orally or in writing, at any time; provided, that, the Executive may confer in confidence with his legal representatives and make truthful statements as required by law.

         (e) The Company agrees to instruct the members of the Board and the executive officers of the Company not to disparage the Executive, either orally or in writing, at any time; provided, that, the Company may confer in confidence with its legal representatives and make truthful statements as required by law.

         (f) As used in this Section 7, the term "Company" shall include the Company, its parent, related entities, and any of its direct or indirect subsidiaries.

8.       Injunctive Relief
         -----------------

         It is recognized and acknowledged by the Executive that a breach of the covenants contained in Sections 6 and 7 will cause irreparable damage to Company and its goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Executive agrees that in the event of a breach of any of the covenants contained in Sections 6 and 7, in addition to any other remedy which may be available at law or in equity, the Company will be entitled to specific performance and injunctive relief.

9.       Assignment and Successors,
         --------------------------

         The Company may assign its rights and obligations under this Agreement to any entity, including any successor to all or substantially all the assets of the Company, by merger or otherwise, and may assign or encumber this Agreement and its rights hereunder as security for indebtedness of the Company and its affiliates. The Executive may not assign his rights or obligations under this Agreement to any individual or entity. This Agreement shall be binding upon and inure to the benefit of the Company, the Executive and their respective successors, assigns, personnel and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable.

10.      Governing Law
         -------------

         This Agreement shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the state of Ohio, without reference to the principles of conflicts of law of Ohio or any other jurisdiction, and where applicable, the laws of the United States.

11.      Validity
         --------

         The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.


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12.      Notices
         -------

         Any notice, request, claim, demand, document and other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telex, telecopy, or certified or registered mail, postage prepaid, as follows:

         (a)      If to the Company:

                  Dayton Superior Corporation
                  7777 Washington Village Drive, Suite 130 Dayton, OH 45459
                  Attention: Corporate Secretary
                  Phone: (937) 428-6360
                  Fax: (937) 428-9115

with a copy to:

                  Thompson Hine LLP
                  2000 Courthouse Plaza, N.E.
                  Dayton, Ohio  45402
                  Attention:  David A. Neuhardt
                  Phone:  (937) 443-6775
                  Fax:  (937) 443-6635

         (b) If to the Executive, to the address set forth on the signature page hereto or at any other address as any party shall have specified by notice in writing to the other party.

13.      Counterparts
         ------------

         This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

14.      Entire Agreement
         ----------------

         The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the employment of the Executive by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement (including without limitation any Term Sheet or similar agreement entered into between the Company and the Executive). The parties further intend that this Agreement shall constitute the complete and exclusive statement of their terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding to vary the terms of this Agreement.

15.      Amendments; Waivers
         -------------------

         This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by the Executive and a duly authorized officer of Company. By an instrument in writing similarly executed, the Executive or a duly authorized officer of the Company may waive compliance by the other party or parties with any provision of this Agreement that such other party was or is obligated to comply with or perform, provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder preclude any other or further exercise of any other right, remedy, or power provided herein or by law or in equity.

16.      No Inconsistent Actions
         -----------------------

         The parties hereto shall not voluntarily undertake or fail to undertake any action or course of action inconsistent with the provisions or essential intent of this Agreement. Furthermore, it is the intent of the parties hereto to act in a fair and reasonable manner with respect to the interpretation and application of the provisions of this Agreement.

17.      Construction
         ------------

         This Agreement shall be deemed drafted equally by both the parties. Its language shall be construed as a whole and according to its fair meaning. Any presumption or principle that the language is to be construed against any party shall not apply. The headings in this Agreement are only for convenience and are not intended to affect construction or interpretation. Any references to paragraphs, subparagraphs, sections or subsections are to those parts of this Agreement, unless the context clearly indicates to the contrary. Also, unless the context clearly indicates to the contrary, (a) the plural includes the singular and the singular includes the plural; (b) "and" and "or" are each used both conjunctively and disjunctively; (c) "any," "all," "each," or "every" means "any and all," and "each and every"; (d) "includes" and "including" are each "without limitation"; (e) "herein," "hereof," "hereunder" and other similar compounds of the word "here" refer to the entire Agreement and not to any particular paragraph, subparagraph, section or subsection; and (f) all pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the entities or persons referred to may require.

18.      Arbitration
         -----------

         Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before an arbitrator in New York, New York in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitration award in any court having jurisdiction, provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of Sections 6 or 7 of the Agreement and the Executive hereby consents that such restraining order or injunction may be granted without requiring the Company to post a bond. Only individuals who are (a) lawyers engaged full-time in the practice of law; and (b) on the AAA register of arbitrators shall be selected as an arbitrator. Within 20 days of the conclusion of the arbitration hearing, the arbitrator shall prepare written findings of fact and conclusions of law. It is mutually agreed that the written decision of the arbitrator shall be valid, binding, final and non-appealable, provided however, that the parties hereto agree that the arbitrator shall not be empowered to award punitive damages against any party to such arbitration. Each party shall pay 50% of the arbitrator's fees and expenses and its own attorney's fees and expenses.

19.      Enforcement
         -----------

         If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a portion of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

20.      Withholding
         -----------

         The Company shall be entitled to withhold from any amounts payable under this Agreement any federal, state, local or foreign withholding or other taxes or charges which the Company is required to withhold. The Company shall be entitled to rely on an opinion of counsel if any questions as to the amount or requirement of withholding shall arise.

21.      Employee Acknowledgement
         ------------------------

         The Executive acknowledges that he has read and understands this Agreement, is fully aware of its legal effect, has not acted in reliance upon any representations or promises made by the Company other than those contained in writing herein, and has entered into this Agreement freely based on his own judgment.

22.      Section 409A
         ------------

         Section 409A imposes payment restrictions on "separation pay" (i.e., payments owed to the Executive upon termination of employment). Failure to comply with these restrictions could result in negative tax consequences to the Executive, including immediate taxation, interest and a 20% penalty tax. It is the Company's intent that this Agreement be exempt from the application of, or otherwise complies with, the requirements of Section 409A. Specifically, any taxable benefits or payments provided under this Agreement are intended to be separate payments that qualify for the "short-term deferral" exception to
Section 409A to the maximum extent possible, and to the extent they do not so qualify, are intended to qualify for one or more of the separation pay exceptions to Section 409A, to the maximum extent possible. If neither of these exceptions applies, then notwithstanding any provision in this Agreement to the contrary and to the extent required to comply with Section 409A, if the Executive is a "specified employee" (as defined under Section 409A and determined under the Company's policy for identifying specified employees) on the Date of Termination, then all amounts that would otherwise be paid or provided during the first six months following the Date of Termination shall instead be accumulated through and paid or provided (together with interest on any delayed payment at the applicable federal rate under the Internal Revenue
Code), on the first business day that is more than six months after the Date of Termination.

                            [signature page follows]

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

                                      COMPANY

                                      DAYTON SUPERIOR CORPORATION


                                      By: /s/ Eric R. Zimmerman
                                          --------------------------------------
                                          Eric R. Zimmerman
                                          President and Chief Executive Officer


                                      EXECUTIVE


                                      By: /s/ Edward J. Puisis
                                          --------------------------------------
                                          Edward J. Puisis

                                      Residence Address:

                                      6563 Sherbourne Court
                                      Mason, OH  45040